Exhibit 99.1


Movie Gallery Produces Record First-Quarter Results with Net Income of $0.54 Per Diluted Share

    DOTHAN, Ala.--(BUSINESS WIRE)--May 4, 2004--

  Revenues Increase 20.6%, Exceeding $200 Million for the First Time

    Movie Gallery, Inc. (Nasdaq: MOVI) today announced record revenues, adjusted EBITDA, and net income for the 2004-first quarter, which ended April 4, 2004. Revenues in the 2004-first quarter were $203.3 million, an increase of 20.6% from $168.6 million in the year-ago quarter. Net income increased 37.6% to $18.3 million for the latest quarter from $13.3 million in the first quarter last year, while net income per diluted share for the 2004-first quarter rose 35.0% to $0.54 from $0.40 in the comparable period last year.
    For the 2004-first quarter, adjusted net income per diluted share increased 17.4% to $0.54 from $0.46 in the 2003-first quarter. Adjusted net income for both quarters excludes the non-cash impact of stock option compensation and, for the first quarter of 2003, excludes the non-cash impact of a change in accounting estimate for rental inventory. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, non-cash stock option compensation, and non-recurring items, less purchases of rental inventory exclusive of new store opening inventory) increased 19.9% to a record $34.3 million for the 2004-first quarter from $28.6 million in the year-ago quarter. For more information on the reconciliation of actual and adjusted results discussed in this release, see the Unaudited Financial Highlights on page 4.
    "Movie Gallery began 2004 on a strong note, with significant profitable growth to the high end of our earnings guidance for the quarter," said Joe Malugen, Chairman and Chief Executive Officer of Movie Gallery. "We were especially pleased with our stronger-than-expected same-store sales of 2.0% for the first quarter, following double-digit growth for the first quarter last year. We attribute this increase primarily to growth in rental revenues from the ongoing transition to DVD.
    "We also drove revenue growth for the 2004-first quarter with a 23% expansion of our base of stores in operation, to 2,240 at the quarter's end from 1,823 at the end of the 2003-first quarter. During the 2004-first quarter, we added a net 82 stores, by opening a record 81 new stores, acquiring 24 stores and closing 23 stores.
    "As previously announced, during the last half of 2003 and early 2004 we have been experimenting with various alternative delivery vehicles for movie content. As anticipated, these initiatives lowered our net income and adjusted net income for the first quarter by approximately $0.03 per diluted share."

    Outlook

    The Company today raised its revenue guidance for 2004 to a range of $785 million to $805 million. In addition, the company affirmed its previous projection of a 15% to 20% increase in adjusted EBITDA as well as its guidance for adjusted net income per diluted share of $1.76 to $1.86. Among the assumptions underlying this guidance are the following:

    -- The Company expects same-stores sales for 2004 in a range of flat to positive 3%.

    -- The Company expects to open approximately 300 stores in 2004, requiring a capital investment of approximately $40 million. The Company will continue to explore strategic acquisitions of small chain operators. However, acquisitions are not reflected in the Company's 2004 guidance.

    -- The Company expects other ongoing capital expenditures for 2004 to approximate $25 million.

    -- The Company's guidance for the 2004-second quarter is for revenues to be in a range of $185 million to $195 million and adjusted net income per diluted share to be in a range of $0.33 to $0.35 which includes the incremental expenses associated with the Company's new business initiatives.

    The Company's guidance for adjusted net income per diluted share for the second quarter and full-year 2004 does not include the non-cash impact of stock option compensation. The comparable GAAP measurements for net income per diluted share for the second quarter and full-year 2004 depend on future stock option exercises and the Company's share price, which will not be available until after the completion of each applicable period.
    "Movie Gallery's first-quarter results are a further demonstration of our ability to produce consistent, sustainable growth," added Malugen. "We believe the long-term prospects for our core movie and game rental operations in small towns and rural markets throughout North America remain very attractive and that there is no other company positioned as well as Movie Gallery to expand in these highly fragmented markets."

    Conference Call Information

    The call may be accessed at (913) 981-5507. The call may also be accessed on the Investor Relations section of the Movie Gallery web site at www.moviegallery.com, at www.streetevents.com, or at www.fulldisclosure.com. A replay of the call will be available through the Company's website for 30 days.

    About Movie Gallery

    Movie Gallery currently owns and operates over 2,200 video specialty stores located throughout North America. Movie Gallery is the leading home video specialty retailer primarily focused on rural and secondary markets. For more information on the Company, please visit www.moviegallery.com.

    Forward Looking Statements

    To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements that are based upon the Company's current intent, estimates, expectations and projections and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company's SEC reports, including, but not limited to, the annual report on Form 10-K for the fiscal year ended January 4, 2004. In addition to the potential effect of these ongoing factors, the Company will not achieve its financial estimates for the second quarter and full-year 2004 if, among other factors, (i) same-store sales are less than projected; (ii) the availability of new movie releases priced for sale negatively impacts the consumers' desire to rent movies; (iii) the number of new store openings during the year is less than expected;
(iv) the Company's actual expenses differ from estimates and expectations; (v) consumer demand for movies and games is less than expected; (vi) the availability of movies and games is less than expected; (vii) competitive pressures are greater than anticipated; or
(viii) the Company expands its investment in existing strategic initiatives for alternative delivery of media content or chooses to invest in significant new strategic initiatives. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.



                          MOVIE GALLERY, INC.
                    Unaudited Financial Highlights
                 (In thousands, except per share data)

                                                  Thirteen Weeks Ended
                                                  --------------------
                                                   April 6,  April 4,
                                                     2003      2004
                                                   --------- ---------

Revenues                                           $168,649  $203,302

Net income                                         $ 13,284  $ 18,252
Plus reconciling items (after tax):
   Stock option compensation                            281        34
   Amortization policy change                         1,547         -
                                                    -------- ---------
Adjusted net income(1)                             $ 15,112  $ 18,286
                                                    ========  ========

Net income per diluted share                       $   0.40  $   0.54
                                                    ========  ========
Adjusted net income per diluted share(1)           $   0.46  $   0.54
                                                    ========  ========
Weighted average diluted shares outstanding          33,084    33,737
                                                    ========  ========

Adjusted EBITDA:
Operating income                                   $ 22,239  $ 30,096
Rental inventory amortization                        35,775    34,073
Depreciation and intangibles amortization             5,323     6,842
Stock option compensation                               469        56
Purchases of rental inventory                       (35,242)  (36,760)
                                                    --------  --------
Adjusted EBITDA(1)                                 $ 28,564  $ 34,307
                                                    ========  ========

(1) Adjusted net income, adjusted net income per diluted share and adjusted EBITDA (the "adjusted items") are non-GAAP financial measures. The Company believes its calculation of adjusted net income per diluted share provides a better measure of the Company's ongoing performance and better comparability to prior periods, because it excludes items not related to the Company's core business operations and items dependent upon fluctuations in the Company's stock price. The Company discloses adjusted EBITDA because it is a widely accepted financial indicator in the home video retail industry of a company's ability to finance its operations and meet its growth plans, in that it treats rental inventory as being expensed upon purchase instead of being capitalized and amortized. This measure is also used by the Company internally to make new store and acquisition investment decisions and to calculate awards under incentive-based compensation programs. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The adjusted items should not be considered in isolation or as a substitute for net income or net income per diluted share as determined in accordance with accounting principles generally accepted in the United States.


                          MOVIE GALLERY, INC.
                      Consolidated Balance Sheets
                        (dollars in thousands)


                                              January 4,     April 4,
                                                 2004         2004
                                              ------------ -----------
                                                           (Unaudited)
Assets
Current assets:
      Cash and cash equivalents                  $ 53,720    $ 48,524
      Merchandise inventory                        26,473      25,947
      Prepaid expenses                              1,377       1,650
      Store supplies and other                     11,019      10,184
      Deferred income taxes                         1,631       1,870
                                                  --------    --------
           Total current assets                    94,220      88,175

Rental inventory, net                             102,479     109,773
Property, furnishings and equipment, net          114,356     121,435
Goodwill, net                                     136,008     136,554
Other intangibles, net                              8,473       8,551
Deposits and other assets                           8,753       8,297
                                                  --------    --------
           Total assets                          $464,289    $472,785
                                                  ========    ========
Liabilities and stockholders' equity
Current liabilities:
      Accounts payable                           $ 77,344    $ 58,919
      Accrued liabilities                          26,161      28,185
      Deferred revenue                             10,741       8,290
                                                  --------    --------
           Total current liabilities              114,246      95,394

Other accrued liabilities                             142         205
Deferred income taxes                              29,785      35,280
Stockholders' equity:
      Preferred stock, $.10 par value;
       2,000,000 shares authorized,
       no shares issued or outstanding                  -           -
      Common stock, $.001 par value;
       65,000,000 shares authorized,
       32,840,849 and 33,415,788
       shares issued and outstanding, respectively     33          34
      Additional paid-in capital                  225,191     230,397
      Retained earnings                            91,098     108,349
      Accumulated other comprehensive income        3,794       3,126
                                                  --------    --------
           Total stockholders' equity             320,116     341,906
                                                  --------    --------
           Total liabilities and
            stockholders' equity                 $464,289    $472,785
                                                  ========    ========


                          MOVIE GALLERY, INC.
                   Consolidated Statements of Income
                              (Unaudited)
                 (in thousands, except per share data)

                                                  Thirteen Weeks Ended
                                                  --------------------
                                                   April 6,   April 4,
                                                     2003       2004
                                                  ---------- ---------

Revenues:
   Rentals                                         $153,181  $186,757
   Product sales                                     15,468    16,545
                                                    --------  --------
      Total revenues                                168,649   203,302

Cost of sales:
   Cost of rental revenues                           47,584    51,745
   Cost of product sales                             12,671    10,940
                                                    --------  --------
      Gross margin                                  108,394   140,617

Operating costs and expenses:
   Store operating expenses                          74,484    96,055
   General and administrative                        10,776    13,796
   Amortization of intangibles                          426       614
   Stock option compensation                            469        56
                                                    --------  --------
      Operating income                               22,239    30,096

Interest expense, net                                   (99)      (99)
                                                    --------  --------
Income before income taxes                           22,140    29,997
Income taxes                                          8,856    11,745
                                                    --------  --------
Net income                                         $ 13,284  $ 18,252
                                                    ========  ========

Net income per share:
   Basic                                           $   0.41  $   0.55
                                                    ========  ========
   Diluted                                         $   0.40  $   0.54
                                                    ========  ========


Weighted average shares outstanding:
   Basic                                             32,097    33,071
   Diluted                                           33,084    33,737

Cash dividends per common share                    $      -  $   0.03
                                                    ========  ========


                          MOVIE GALLERY, INC.
                 Consolidated Statements of Cash Flows
                              (Unaudited)
                            (in thousands)

                                                  Thirteen Weeks Ended
                                                 ---------------------
                                                  April 6,   April 4,
                                                    2003       2004
                                                 ---------- ----------
Operating activities:
Net income                                        $ 13,284   $ 18,252
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Rental inventory amortization                    35,775     34,073
    Purchases of rental inventory                  (35,242)   (36,760)
   Depreciation and intangibles amortization         5,323      6,842
   Stock option compensation                           469         56
   Tax benefit of stock options exercised              382      2,989
   Deferred income taxes                             2,926      5,256
Changes in operating assets and liabilities:
   Merchandise inventory                                59        530
   Other current assets                             (1,518)       562
   Deposits and other assets                          (724)       456
   Accounts payable                                 (6,994)   (18,425)
   Accrued liabilities and deferred revenue          1,676       (382)
                                                   --------   --------
Net cash provided by operating activities           15,416     13,449

Investing activities:
Business acquisitions                               (3,725)    (2,206)
Purchases of rental inventory-new stores            (7,145)    (3,883)
Purchases of property, furnishings and equipment   (10,722)   (13,065)
                                                   --------   --------
Net cash used in investing activities              (21,592)   (19,154)

Financing activities:
Proceeds from exercise of stock options                125      2,162
Dividends                                                -       (985)
                                                 ----------   --------
Net cash provided by financing activities              125      1,177

Effect of exchange rate changes on cash
   and cash equivalents                              1,057       (668)
                                                   --------   --------
Increase in cash and cash equivalents               (4,994)    (5,196)
Cash and cash equivalents at beginning of period    39,526     53,720
                                                   --------   --------
Cash and cash equivalents at end of period        $ 34,532   $ 48,524
                                                   ========   ========


                          MOVIE GALLERY, INC.
                       Supplemental Information

                                                  Thirteen Weeks Ended
                                                  --------------------
                                                     April 6, April 4,
                                                       2003     2004
                                                    --------- --------
Store count:
   Beginning of period                                 1,784    2,158
   New store builds                                       37       81
   Stores acquired                                        20       24
   Stores closed                                         (18)     (23)
                                                    --------- --------
        End of period                                  1,823    2,240
                                                    ========= ========


    CONTACT: Movie Gallery, Inc., Dothan
             Thomas D. Johnson, Jr., 334-702-2400